UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

EVERGREEN-AGRA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-04660379
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612
(Address of principal executive offices) (Zip Code)

562.714.1666
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

“(a) Dismissal of Independent Registered Public Accounting Firm

On July 16, 2014, Evergreen-Agra, Inc. (the “Company”) accepted the resignation of Hartley Moore Accountancy Corporation (“Hartley Moore”) as Independent Registered Public Accountants. On July 16, 2014, the Board of Directors of the Company accepted such resignation.

Hartley Moore did not report on the Company financial statements for any period, and therefore, during the fiscal years ended December 31, 2013 and 2012, and through Hartley Moore’s resignation on July 16, 2014, there were (1) no disagreements with Hartley Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hartley Moore would have caused Hartley Moore to make reference to the subject matter of the disagreements in connection with its reports. Hartley Moore did not issue any reports on the Company’s financial statements.

We furnished Hartley Moore with a copy of this disclosure on August 12, 2014, providing Hartley Moore with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Hartley Moore Accountancy Corporation response letter is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
16.1	Letter from Hartley Moore Accountancy Corporation

SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 12, 2014	EVERGREEN-AGRA, INC.

	By:	/s/ Chadd Mckeen
Chadd Mckeen, Chief Executive Officer